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                                                                    EXHIBIT 12.1
Computation of Ratio of Earnings to Fixed Charges
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
                                   Three Months          Year Ended December 31                 Year
                                       Ended        ----------------------------------          Ended
                                   March 31, 2000   1999      1998      1997      1996    April 30, 1996
                                   ---------------------------------------------------------------------
                                   (unaudited)                                                (unaudited)
EARNINGS
Income before income taxes            2,537        15,848     6,754     4,042     767             2,128
Add:  fixed charges                   2,294         1,902       192       253     209               225
Less: capitalized interest                0           (24)        0         0       0                 0
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                                      4,831        17,726     6,946     4,295     976             2,353
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FIXED CHARGES
Interest expensed                     2,251         1,708       165       226     185               201
Interest capitalized                      0            24         0         0       0                 0
Interest portion of rentals              43           170        27        27      24                24
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                                      2,294         1,902       192       253     209               225
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RATIO OF EARNINGS TO FIXED CHARGES      2.1           9.3      36.1      17.0     4.7              10.5
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